Exhibit 8.1

Goodwin Procter llp 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

As of July 31, 2024

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on July 31, 2024 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by UDR, Inc., a Maryland corporation (the “Company”), of (i) the possible issuance from time to time of up to 3,639,510 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, that may be issued by the Company to certain holders of units of limited partnership interest (“OP Units”) in United Dominion Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) if and to the extent that such holders tender OP Units for redemption in accordance with the terms of the Agreement of Limited Partnership of the Operating Partnership, as amended, and the Company exercises its right to issue Shares in exchange for OP Units.

This opinion letter relates to the accuracy of certain matters discussed in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations.”

For purposes of our opinion, we have assumed that (i) the factual statements contained in the Registration Statement, as of the date hereof, under the heading “Certain United States Federal Income Tax Considerations” are true and complete in all material respects, and (ii) for U.S. federal income tax purposes, the Company qualified as a real estate investment trust (“REIT”) for all taxable years commencing with its taxable year ended December 31, 1972 through its taxable year ended December 31, 2023 and will qualify as a REIT for its taxable year ending December 31, 2024 and for subsequent taxable years.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the statements set forth under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement, insofar as such statements describe applicable U.S. federal income tax law, are correct in all material respects.

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UDR, Inc.

July 31, 2024

We express no opinion other than the opinion expressly set forth herein. Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof (including the practices and policies of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as in effect as of the date of this opinion letter or, to the extent different and relevant for a prior taxable year. All of the foregoing statutes, regulations and interpretations are subject to change, possibly with retroactive effect. Changes in applicable law may adversely affect the U.S. federal income tax treatment of the Company, its stockholders, the Operating Partnership, the OP Unit holders, and/or our opinion.

We also have relied on the assumptions set forth herein. We have not undertaken any independent investigation into or verification of these assumptions (or the underlying facts) either in the course of our representation of the Company or for the purpose of rendering this opinion. Differences between actual facts and our assumptions may adversely affect the U.S. federal income tax treatment of the Company, its stockholders, the Operating Partnership, the OP Unit holders, and/or our opinion.

We hereby consent to the inclusion of this opinion letter as Exhibit 8.1 to the Registration Statement and to the references to our firm under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion letter is being furnished to you solely for inclusion of this opinion letter as Exhibit 8.1 to the Registration Statement and may not be used or otherwise relied upon for any other purpose (other than as required by law or by a governmental authority).

This opinion letter speaks only as of the date hereof and only to the disclosure under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement as of the date hereof. We undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with our assumptions).

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP